SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 5, 2008

INTERAMERICAN ACQUISITION GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51510	20-2828369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2918 Fifth Avenue South, Suite 209, San Diego, California 92103
(Address of principal executive offices, including zip code)

(619) 298-9883
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 1.01    Entry into a Material Agreement

On September 4, 2008, InterAmerican Acquisition Group Inc. (the “Company”) entered into a definitive agreement to engage Chardan Capital Markets LLC (“CCM”) to advise the Company and provide various support services in connection with the Company’s prospective acquisition of Sing Kung, Ltd. (the “Transaction”), which has been previously disclosed in a Form 8-K filed on May 20, 2008, in a registration statement on Form S-4 filed on August 12, 2008 and in the Company’s quarterly reports on Form 10-Q filed on May 14, 2008 and August 19, 2008.   The support services to be provided by CCM include advising on valuation and planning matters related to the Transaction, assisting with the structuring of  the terms of future amendments to the Transaction (if any), arranging meetings with investors that CCM determines are likely to be interested in owning or acquiring the securities of the Company or the combined companies following the Transaction, facilitating introductions to research organizations to increase awareness about the Company and the Transaction, leveraging CCM’s relationships with other financial institutions to provided needed finance strategy and support and such other matters in related to the Transaction that the Company and CCM agree.

Subject to certain early termination rights of the Company and CCM, the engagement period extends through the final date in which the Company may complete a business combination, September 5, 2009.  If the Transaction is consummated, the engagement period extends for two years and the scope of the engagement is revised to focus on the provision of advice by CCM regarding future funding and securities matters of the combined companies.

Compensation of CCM is contingent on consummation of the Transaction and has been set as 0.5% of the market capitalization of the combined companies for the 10 trading days prior to and following the closing of the Transaction plus an additional amount equal to 0.15% of the market capitalization of the combined companies if the share price of the combined companies exceeds $10 per share during the 10 trading days following the closing of the Transaction.  In addition, CCM is entitled to reimbursement of certain reasonable expenses incurred in the performance of the engagement.  The compensation for services following consummation of the Transaction shall be as mutually agreed by CCM and the combined company.

The agreement described above was approved by the board of directors of the Company in a meeting held on August 26, 2008, subject to negotiation of final terms by CCM and the Company’s management.

The foregoing summary of the proposed transactions and the engagement agreement with CCM is subject to, and qualified in its entirety by, the full text of the engagement agreement, which is attached hereto as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	CCM Engagement Agreement dated as of September 4, 2008 between the Company and CCM.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterAmerican Acquisition Group, Inc.

	By:	/s/ William C. Morro
William C. Morro
Chief Executive Officer

Dated: September 5, 2008